FOUR CORNERS CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

                          LAST UPDATED: SEPTEMBER 2007


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                                TABLE OF CONTENTS

I.    STATEMENT OF GENERAL PRINCIPLES.......................................3


II.      DEFINITIONS........................................................4


III.     PROHIBITED PRACTICES...............................................5


IV.      COMPLIANCE PROCEDURES..............................................8


V.       EXEMPTIONS........................................................10


VI.      GIFTS AND ENTERTAINMENT...........................................11


VII.     SANCTIONS.........................................................13

   SIGNATURE PAGE 1:.......................................................14
   SIGNATURE PAGE 1A:......................................................15
   SIGNATURE PAGE 2:.......................................................16
   SIGNATURE PAGE 3:.......................................................17
   EXHIBIT A...............................................................18
   APPENDIX A..............................................................19

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                      FOUR CORNERS CAPITAL MANAGEMENT, LLC
                                 CODE OF ETHICS

         I.       STATEMENT OF GENERAL PRINCIPLES

         This Code of Ethics is being adopted by Four Corners Capital Management, LLC (the "Company"), in recognition of the fact that the Company owes a duty at all times to place the interests of investors in investment companies for which the Company provides investment advisory services first and in addition, to comply with the provisions of Rule 17j-1 under the Investment Company Act of 1940, (the "Company Act"), Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act"), and Federal and Securities Laws. In recognition of such duty it is the Company's policy that the personal securities transactions and other activities of Company personnel be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility that could occur through activities such as and including (but not limited to), "insider trading" or "front running" of securities trades in other client accounts or accounts of investment companies for which the Company provides investment advisory services. It is also the Company's policy that Company personnel should not take inappropriate advantage of their position with respect to clients for which the Company provides investment advisory services and that such personnel should avoid any situation that might compromise, or call into question, their ability to exercise fair and independent judgment in the interest of clients and investors in investment companies for which the Company provides investment advisory services.

         This Code of Ethics is to be delivered to each employee of the Company at the time of their employment/affiliation, at any time any material updates are made, and at least annually. Those who receive this Code of Ethics shall acknowledge its receipt by completing Signature Page 2 as attached at the end of this Code of Ethics.

         The Company maintains a Privacy Policy that seeks to safeguard Company clients' and Company affiliates' personal and private information. The Company obtains certain information from its clients and affiliates in order to satisfy certain federal regulations and general corporate requirements. We do not disclose any nonpublic personal information(1) about our clients or former clients to anyone, except as permitted by law. In accordance with Section 248.13 of Regulation S-P, we may disclose all of the information we collect to certain nonaffiliated third parties such as custodians, attorneys, accountants, auditors and persons or entities that are assessing our compliance with industry standards. In general,

------------

(1) Nonpublic personal information means personally identifiable financial information and any list, description or other grouping of consumers that is derived using any personally identifiable financial information that is not publicly available.

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         any contractual agreements with nonaffiliated third parties contain a confidentiality clause that prohibits such third parties from disclosing or using the information other than to carry out the purposes for which we disclose the information. Further, employees of the Company will provide confidential client information only to authorized client representatives, or third party service providers (such as brokers or custodians) in the ordinary course of business.

         II.      DEFINITIONS

          For Purposes of this Code of Ethics:

         "Access Person" shall mean (i) any partner, officer or employee of the Company who makes, participates in or obtains information regarding the purchase or sale of securities for a client's portfolio or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation regarding the purchase or sale of securities for a client and (ii) includes all personnel listed in the Company's form ADV, and (iii) includes any natural person in a control relationship to the Company who obtains information concerning recommendations made with respect to the purchase or sale of securities in clients' accounts. The Compliance Department will maintain a list of employees who are Access Persons and advise each such person of their status as such.

         "Beneficial Ownership" is defined by the rules of the SEC. Generally under SEC rules; a person is regarded as having a beneficial interest in securities held in the name of:

         o    A husband, wife or minor child;

         o    A relative sharing the same house;

         o Any other person to whom employee provides significant financial support;

         o Anyone else the employee: obtains benefits from substantially equivalent to ownership of the securities; can obtain ownership of the securities immediately or at some future time; or can vote or dispose of the securities; or

         o If an employee acts as a fiduciary with respect to funds and accounts managed outside of the Company (for instance as the executor of an estate for which you make investment decisions), the employee has a beneficial interest in that account and the securities in that account will be subject to this Code of Ethics.

         "Client" shall mean any person or entity for which the Company provides investment advisory or sub-advisory services.

         "Company" shall mean Four Corners Capital Management, LLC

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         "Employee Accounts" are those accounts maintained in the name of the employee, over which the employee exercises discretion (express or in fact) or in which the employee has a significant interest (collectively, "Employee Accounts").

         "Employee-Related Accounts" are those accounts maintained in the name of a person or entity other than the employee in which the employee has a Beneficial Interest (collectively, "Employee-Related Accounts").

         "Federal Securities Laws" means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a -- mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the
         Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 -- 5314; 5316 -- 5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

         "Investment Person" shall mean any officer or employee of the Company who makes, participates in or executes decisions regarding the purchase or sale of securities for a Client.

         "Restricted List" includes the names of issuers whose securities are the subject of restrictions that, to varying degrees, limit employees' authority to purchase or sell, solicit the purchase or sale of, or issue research reports with respect to such securities. The Restricted List is maintained by the Compliance Department PRIOR TO APPROVING ANY PERSONAL TRADING REQUESTS, THE COMPLIANCE DEPARTMENT AND/OR MACQUARIE WILL REVIEW THE RESTRICTED LIST.

         "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the Investment Company Act of 1940 Act(2). Whenever referred to in these procedures, the term "security" or "securities" also includes related options, other derivatives, Exchange-Trade funds, and Closed-End funds.

         III.     PROHIBITED PRACTICES

         In furtherance of the policies set forth in Section I above, the following practices shall be prohibited:

-----------------------
(2) Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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A.       No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Client:

         (i)    employ any device, scheme, or artifice to defraud such Client;

         (ii) make to such Client any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (iii) engage in any act, practice or course of business that would operate as a fraud or deceit upon such Client; or

         (iv)   engage in any manipulative practice with respect to such Client.

B.       No  Access Person may,

         (i) Purchase or sell, directly or indirectly, any Security in which such person possesses material nonpublic information regarding the Security or the issuer of the Security;

         (ii) Participate in any transaction in a Security intended to raise, lower or maintain the price of any Security, or to create a false appearance of active trading; or

         (iii) Participate in any transaction deemed by the Compliance department to involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

C. Subject to this Code, no Access Person may purchase or sell, directly or indirectly, for his or her own account or any account in which he or she may have Beneficial Interest, the following:

         (i) Any Security, that to his or her actual knowledge, the Company owns, or is buying or selling, the security, the loan or other related security for its Clients. These restrictions include selling short or buying puts in any such Security, except for bona fide short against-the-box transactions which have been pre-approved by the Chief Compliance Officer.

         (ii) Any Security, that to his or her actual knowledge, in which the security, the loan or other related security is under active consideration for purchase or sale by the Company for its Clients, whether through written or oral recommendations.

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D.       As an exception to C(i) and C(ii) above, if an employee owns a security in a company in which Four Corners subsequently buys the same security, the loan, or other related security, in the same or related company, the employee may be able to sell out of their position during certain periods and after extensive review and pre-approval by the Chief Compliance Officer and the Chief Investment Officer. However, the employee will not be allowed to purchase any further shares in such security.

E. No Investment Person shall purchase any Equity Security during the initial public offering of such security without pre-approval of the Chief Compliance Officer and the Chief Investment Officer.

F. No Investment Person shall purchase any Security in a private placement transaction or invest in any limited partnership arrangement without the written pre-approval of the Chief Compliance Officer. In considering whether to approve any such transaction, the Chief Compliance Officer shall take into account, among other factors, whether the investment opportunity is being offered to an individual by virtue of his position. Any Investment Person who has been authorized to acquire securities in a private placement or limited partnership arrangement shall disclose that investment to the Compliance department before he or she takes part in a subsequent consideration of any Client's investment in that issuer.

G. No Access Person shall serve on the Board of Directors of a publicly traded company absent prior authorization of the Chief Compliance Officer and upon a determination that such board service would be consistent with the interests of Clients and the establishment of appropriate "Chinese wall" procedures by the Chief Compliance Officer.

H. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any Beneficial Ownership interest.

I. For financial products traded in Australia, New Zealand, and Hong Kong and not listed or traded in the United States (directly or by ADR), transactions are only to be conducted through Employee Related Accounts held with Macquarie Bank.

J. Every employee of the Company shall at all times act in compliance with the Federal Securities Laws.

K. Any profits realized on trades that violate this policy will be disgorged to the Client or Clients on a pro rata basis.

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         IV.      COMPLIANCE PROCEDURES

         In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons and Investment Persons shall be required to comply with the following procedures:

A. FCCM's Loan administration department shall provide the Compliance department with a daily summary of buy and sell orders entered by, on behalf of, or with respect to Clients.

B. Each Access Person is required to direct any firms at which he or she maintains Employee or Employee Related Accounts to provide to the Compliance department copies of confirmations of all personal securities transactions and periodic statements (or other transaction records acceptable to the Compliance Department) for all securities accounts within 30 days after the end of each calendar quarter. Each Access Person should direct their brokers to send this information to:

                           Four Corners Capital Management, LLC
                           Attention: Compliance
                           515 South Flower St., Suite 1600
                           Los Angeles, CA  90071

         An exception to the policy of providing confirmations and statements to compliance is when an employee has an account that can invest in open-end mutual funds ONLY, (as long as that account does not hold any open-end mutual fund securities advised or sub-advised by Four Corners). In this case, an initial statement must be provided to Compliance for review, and thereafter periodic statements and trade confirmations are not required unless the status of the account changes and the employee is able to purchase other securities in that account. In addition, the employee must state in writing to the Compliance department that the account can invest in open-end mutual funds only.

C. Each Access Person shall disclose all personal securities holdings in which they have Beneficial Ownership to Compliance within 10 days upon commencement of employment or affiliation with the Company and within 10 days of the end of each calendar quarter by submitting the form attached to this Code of Ethics as Signature Page 1A (upon commencement of employment or affiliation), or Signature Page 1, (quarterly, thereafter). However, if brokerage or account statements containing a list of current holdings is furnished to Compliance within the required timeframe this requirement will be deemed satisfied. Nonetheless, the Signature Pages must still be signed and submitted to the Compliance department.

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D.       Each Access person shall certify to the Company, by submitting the form attached hereto as Signature Page 2, within 10 days following the commencement of employment, and within 10 days following the end of each calendar quarter, that he or she has read and understands the Company's Code of Ethics and recognizes that he or she is subject to it and has complied with the requirements of this Code of Ethics.

E. Within 10 days following the end of each calendar quarter, each Access Person shall report to the Compliance department all New and/or Closed Employee or Employee Related accounts, any personal securities transactions related to such accounts, or any personal securities transactions not covered pursuant to IV(C) of this Code of Ethics effected during such quarter by submitting the form attached hereto as Signature Page 3.

F. Any provision of this Code of Ethics requiring an Access Person or Investment Person to report securities transactions or securities positions to the Company shall require the reporting of any transaction or position in which such person has, acquires or disposes of any Beneficial Ownership interest.

G. PRE-CLEARANCE. All personal securities transactions must be submitted to Macquarie and Four Corners Compliance via email or by filling out the form attached herein as Exhibit A, and approved in writing in advance, unless stated otherwise in Section V below, by Macquarie, which approval shall be effective for 24 hours. In general, all orders will be considered Market Orders (that is, good only for that trading day), unless otherwise specified in writing as part of the pre-clearance request. "LIMIT ORDERS", "GOOD TILL CANCELLED ORDERS", ETC. MUST BE identifiable. The pre-clearance instructions are attached hereto in Appendix A. IF THE TRANSACTION IS NOT EXECUTED WITHIN 24 HOURS OF APPROVAL FOR MARKET ORDERS, OR 5 BUSINESS DAYS FOR OTHER ORDERS, THEN THE ACCESS PERSON MUST RESUBMIT THEIR PERSONAL TRANSACTION REQUEST TO COMPLIANCE AND MACQUARIE FOR APPROVAL.

H. Securities acquired in Employee Accounts and Employee-Related Accounts must be held for a minimum of FOURTEEN (14) CALENDAR DAYS, unless otherwise approved by Four Corners Compliance. For purchases of options, the holding period requirement mandates that the expiration date of an option be at least FOURTEEN (14) CALENDAR days from the date of purchase. For purchases of debt instruments, the maturity date of the instrument must be at least FOURTEEN (14) CALENDAR days from the date of purchase. Short sales in Employee Accounts and Employee-Related Accounts may not be covered for FOURTEEN (14) CALENDAR DAYS.

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         However, employees may execute purchases (to cover a short) or sales
         (of long positions) of shares held in excess of the 14 day requirement even though they may have recently (inside the 14 day window) made purchases or short sales. In order to execute such a "lot-by-lot" transaction, the employee should clearly state in their pre-clearance request that this is a purchase or sale of a specific portion of a long term holding. It is the responsibility of the employee to be clear in their request and to maintain adequate records in order to provide back-up for their lot-by-lot requests. Compliance will perform, as part of the regular ongoing periodic reviews, a review of certain lot-by-lot transactions using employees' statements, duplicate confirms and pre-clearance requests to ensure compliance with this policy.

I.       All personal trades requiring pre-clearance will be reviewed by FC
         Compliance.

         V.       EXEMPTIONS

         The following transactions shall be exempted from the provisions of
         Article III, paragraph C, and, in the case of paragraphs G and H of
         Article IV of this Code of Ethics:

         a.   Direct obligations of the U.S. government;

         b.   Bankers' acceptances;

         c.   Bank certificates of deposit;

         d.   Commercial paper;

         e.   Money Market Funds;

         f. Open-end mutual fund shares issued by registered investment companies, except those to which the Company or any of its affiliates acts as investment advisor or sub-advisor;

         g.   High quality short-term debt (including repurchase agreements);

         h. Securities purchased through an automatic reinvestment plan or which involve no investment decision by the purchaser;

         i. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds;

         j. Employee Accounts and Employee-Related Accounts over which the employee neither exercises discretion nor receives prior knowledge of

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              transactions. (A representation letter to such effect must be provided to the Compliance Department at employment or concurrent with the opening of a new account during employment to take advantage of this exception.)

VI.      GIFTS AND ENTERTAINMENT

         A. Gifts Received by Employees

         As a general rule, any EMPLOYEE OR MEMBERS OF THEIR IMMEDIATE FAMILY ARE PROHIBITED FROM ACCEPTING ANY "GIFT" (AS DEFINED BELOW) IN CONNECTION WITH ANY BUSINESS OF THE COMPANY. Giving or receiving gifts in a business setting may give rise to an appearance of impropriety or raise a potential conflict of interest. Any offer of an improper gift should be immediately reported to the Chief Compliance Officer.

         The term "gift" includes, but is not limited to, substantial favors, money, credit, special discounts on goods or services, free services, loans of goods or money, excessive entertainment, food or beverages, or anything else of value.

         However, gifts of strictly nominal value are allowed. Some potentially appropriate exceptions to the general policy would be:

              (i) Normal and customary business entertainment, the cost of which would be paid for by the Company as a reasonable expense if not paid for by the Client. In order for such entertainment to be considered business related, the offeror must accompany the recipient to the event. Normal and customary business entertainment may include, but is not limited to, an occasional meal, tickets to the theater, concerts or sporting events, greens fees, an invitation to a reception or cocktail party, or comparable entertainment;

              (ii) Gifts of nominal value (not in excess of $100 per person) given during holidays or special occasions which represent expressions of friendship or a business relationship;

              (iii) Unsolicited advertising or promotional material (e.g., pens, calendars, etc..) of value not exceeding $100;

              (iv) Awards given by charitable, educational, civic, or religious organizations for meritorious contributions or service;

              (v)   Gifts or bequests based upon family relationships.

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         In general, all travel related expenses, including limousines, airfare, and accommodations, in regards to any gift will be paid by the Company.

         While "nominal value" is susceptible to interpretation, a gift or entertainment is not acceptable if an independent third party might think that the employee would be influenced in conducting business. Gifts of an extraordinary or extravagant nature to an employee, or their immediate family member, should be declined or returned in order to avoid compromising the reputation of the employee, the Company, or its affiliates.

         Acceptance of arms-length loans from banks or financial institutions who are also clients or suppliers of the Company on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

B.       Gifts Provided by Employees

         Gifts or favors of nominal value (not to exceed $100 per year per business relationship) given by employees to clients, potential clients, or any entity that does business with or on behalf of the Company are acceptable to the extent that they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, and involve no element of concealment.

         Business entertainment, as described above in paragraph VI(A)(i), provided by employees that is reasonable and appropriate for the circumstances is an accepted practice to the extent that it is both necessary and incidental to the performance of the Company's business.

         No employee may make any direct or indirect contribution of Company funds or other property of the Company in connection with the election of a candidate. For these purposes, use of company equipment or facilities for political activities is also considered a contribution, and is thus prohibited.

         C. Procedures

              (i) Business entertainment offered or given to employees which are not considered "normal and customary", as defined in paragraph VI(A)(i), such as tickets to the Superbowl or playoff games, must be reported in writing to, and approved in advance by, your Supervisor.

              (ii) Business entertainment provided by employees, as described above in paragraph VI(B), must be approved in advance in writing by your Supervisor if the expense is estimated to be greater than $750. If the business entertainment expense is less than $750, the employee must

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                    be prepared to detail all aspects of the cost for
                    reimbursement and compliance purposes.

              (iii) Gifts or favors offered to, given to, or provided by employees in excess of $100 from any single business relationship must be reported in writing to your Supervisor.

              (iv) All gifts that are reported to and/or approved by a Supervisor must be reported to the Controller in writing by the Supervisor. For Senior Management, all gifts or entertainment offered to, received or given in excess of the nominal amounts must be reported by Senior Management to the Controller in writing.

              (v) The Controller will maintain a log of all Gifts and Entertainment in excess of the nominal values described herein, and present it to the Compliance department for review on a periodic, but not less than quarterly, basis.

         If you have any questions about the propriety of a gift you may be offered or may wish to offer to another, please consult your Supervisor and/or the Compliance department.

         VII.     SANCTIONS

         Employees of the Company shall promptly report to the Chief Compliance Officer any violations of this Code of Ethics of which they become aware. Upon discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions or the general principles provided, the Company may impose such sanctions as it deems appropriate, including, among others, a fine, letter of censure or suspension or termination of employment.

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                                SIGNATURE PAGE 1:

                      FOUR CORNERS CAPITAL MANAGEMENT, LLC
                            ACCESS/INVESTMENT PERSON
                      QUARTERLY SECURITIES HOLDINGS REPORT

Name of Access/Investment Person: _____________________________


1.       LIST OF EMPLOYEE AND EMPLOYEE RELATED ACCOUNTS ("ACCOUNTS")

[ ]      I hereby certify that, as of the calendar quarter ended
         _______________, I have provided to Four Corners Compliance a complete and correct list of all brokerage or other accounts in which securities are or may be purchased that are Employee Accounts or Employee-Related Accounts.

                                       OR

[ ] I hereby certify that, as of the calendar quarter ended ______________, in addition to the list of Accounts that I have provided to Compliance, I have opened and/or closed accounts in which securities are or may be purchased that are Employee Accounts or Employee-Related Accounts, and I have provided details of these accounts on Signature Page 3.

2.       BENEFICIAL OWNERSHIP OF SECURITIES

[ ]      I hereby certify that, as of the calendar quarter ended
         _________________, I do not have a beneficial ownership interest in any Securities or Securities accounts, other than those set forth on Account statements that have been delivered to Four Corners' Compliance Department.

                                       OR

[ ]      I hereby certify that, of the calendar quarter ended
         _________________,, I do not have a beneficial interest in any Securities or Securities accounts.

Signature : ___________________________________  Date: ______________

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                               SIGNATURE PAGE 1A:

                      FOUR CORNERS CAPITAL MANAGEMENT, LLC
                            ACCESS/INVESTMENT PERSON
                       INITIAL* SECURITIES HOLDINGS REPORT

Name of Access/Investment Person: _____________________________

Employment Start Date: _______________________________________

1.       LIST OF EMPLOYEE AND EMPLOYEE RELATED ACCOUNTS AND SECURITIES HOLDINGS

I hereby certify that, as of the date of this Report, the following is a complete and correct list of all brokerage or other accounts in which securities are or may be purchased that are Employee Accounts or Employee-Related Accounts, as well as a complete and correct list of all Securities in which I have Beneficial Ownership. (In the below space, include the name and address of financial institution, name(s) in which the account is registered and account number. Also, please list all Securities holdings or attach most recent copies of brokerage or account statements. Use another sheet of paper as necessary).

2.       BENEFICIAL OWNERSHIP OF SECURITIES

[ ] I further hereby certify that, as of the date of this Report, I do not have a beneficial ownership interest in any Securities or Securities accounts other than those set forth on brokerage or account statements listed above.

                                       OR

[ ] I hereby certify that, as of the date of this Report, I do not have a beneficial interest in any Securities or Securities accounts.

Signature : ___________________________________  Date: ______________

(* For new employees only)

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                                SIGNATURE PAGE 2:

                      FOUR CORNERS CAPITAL MANAGEMENT, LLC
                            ACCESS/INVESTMENT PERSON
                          CODE OF ETHICS CERTIFICATION

         I, ___________________________, hereby certify that I have read, and understand the FOUR CORNERS CAPITAL MANAGEMENT, LLC Code of Ethics. Furthermore, I certify that I have complied with its provisions at all times during the previous quarter or since I became employed by the firm, as applicable.

         __________________________                  _____________________
         Signature                                   Date


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                                SIGNATURE PAGE 3:

                      FOUR CORNERS CAPITAL MANAGEMENT, LLC
                            ACCESS/INVESTMENT PERSON
                QUARTERLY NEW/CLOSED ACCOUNT & TRANSACTION REPORT

Name of Access/Investment Person: ___________________________________

1.       NEW EMPLOYEE AND EMPLOYEE RELATED ACCOUNTS ("ACCOUNTS") & TRANSACTIONS

[ ] During the calendar quarter ended ______________, I have opened the following new Accounts, and had the following transactions in those Accounts, OR I had Beneficial Ownership in the following Securities transactions that have not been disclosed to Compliance via periodic account statements: (include name and address of financial institution, name(s) in which the account is registered, account number, and transaction information as described below). Please attach an additional page, as necessary.

      Name & Address    Account Name       Type of         Type of      Issuer and     # of shares/      $ Amount
       of Financial       & Number       Transaction       Security      Ticker or      principal
        Institution                    (i.e., Buy/Sell)                    Cusip          amount
------------------------------------------------------------------------------------------------------------------

                                       OR

[ ] During the calendar quarter ended ____________, I did not open any new Accounts or have a Beneficial Ownership interest in any Securities transactions not already disclosed to Four Corners Compliance.

2.       CLOSED EMPLOYEE AND EMPLOYEE RELATED ACCOUNTS ("ACCOUNTS")

[ ] During the calendar quarter ended ____________, I have closed or I no longer have Beneficial Ownership in the following Accounts: (include name and address of financial institution, name(s) in which the account is registered, account number, and any closing transactions). Please attach additional page, as necessary.

                                       OR

[ ] During the calendar quarter ended ____________, I did not close any Accounts.


Signature : ______________________________________    Date: ________________

                                    EXHIBIT A

              REQUEST FOR PERSONAL SECURITIES TRANSACTIONS APPROVAL
                     (USE A SEPARATE FORM FOR EACH SECURITY)

1. Name of Employee:

2. EMBARGO System Visitor number (X####):

3. Account Number:

4. I am (Buying or Selling): _________________________________

5. Name of Security & Symbol:

6. CUSIP, Sedol or other numbers:

7. Type of Order (GTC, LMT, etc.): ______________________

8. Description of Security (Common or Pfd Stock, Option, Warrant, ADR, etc.):
   ________

         _____________________________________________________________________


9. This investment opportunity is of limited availability: Yes: [ ] No: [ ]

   If "Yes", please describe:
         _________________________________________________

         ______________________________________________________________________



         CERTIFICATIONS:

I HEREBY REPRESENT THAT THE INVESTMENT DECISION REGARDING THIS TRANSACTION IS NOT IN ANY WAY BASED ON MATERIAL, NON-PUBLIC INFORMATION RELATING TO THE FINANCIAL INSTRUMENT THAT IS THE SUBJECT OF THE PROPOSED TRANSACTION OR THE ISSUER OR OBLIGOR OF SUCH INSTITUTION, ADVANCE KNOWLEDGE OF A RESEARCH REPORT, ADVANCE KNOWLEDGE OF A CLIENT ORDER OR ANY OTHER FORM OR TYPE OF CONFIDENTIAL OR PROPRIETARY INFORMATION.

I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE PROPOSED TRADE.

I UNDERSTAND THAT IF APPROVAL IS GRANTED, THE TRANSACTION MUST BE PLACED WITHIN 24 HOURS OF SUCH APPROVAL AND EXECUTED WITHIN THE ALLOWED TIME-PERIOD OR I WILL SUBMIT A NEW REQUEST.

EMPLOYEE SIGNATURE    ______________________________________________

DATE/TIME             ____________________/_________________________


--------------------------------------------------------------------------------

    NOTE: THIS INFORMATION MAY BE SUBMITTED BY E-MAIL IN PLACE OF THIS FORM. PLEASE SEE THE COMPLIANCE OFFICER FOR MORE INFORMATION. BY SUBMITTING THE REQUEST IN E-MAIL FORMAT, YOU ARE STILL BOUND BY THE ABOVE CERTIFICATION.

--------------------------------------------------------------------------------

                                   APPENDIX A

                      FOUR CORNERS CAPITAL MANAGEMENT, LLC
                            ACCESS/INVESTMENT PERSON
                   PERSONAL TRADING PRE-CLEARANCE INSTRUCTIONS

When requesting clearance to execute a buy or sell in your Employee or Employee-Related Account(s) please provide the following required information:

1. Your Name

2. Your EMBARGO System visitor number (V#### or X####)

3. ACCOUNT(S) AND ACCOUNT NUMBER(S) BEING USED FOR THIS TRANSACTION

4. Type of transaction (Buy or Sell) and type of order if not a Market Order (GTC, LMT, etc.)

5. Number of shares

6. NAME of company/fund and Ticker symbol (for options please include expiration date)

7. The exchange that the company trades on (if known)

The information above can be submitted in e-Mail or via written form and should be sent to the following:

IN THE" TO:" LINE:
FC - PERSONAL TRADING

--------------------------------------------------------------------------------

PLEASE BE AWARE THAT BY SUBMITTING YOUR REQUEST YOU ARE MAKING THE FOLLOWING
CERTIFICATION:

   I HEREBY REPRESENT THAT THE INVESTMENT DECISION REGARDING THIS TRANSACTION IS NOT IN ANY WAY BASED ON MATERIAL, NON-PUBLIC INFORMATION ("MNPI") RELATING TO THE FINANCIAL INSTRUMENT THAT IS THE SUBJECT OF THE PROPOSED TRANSACTION OR THE ISSUER OR OBLIGOR OF SUCH INSTITUTION, ADVANCE KNOWLEDGE OF A RESEARCH REPORT, ADVANCE KNOWLEDGE OF A CLIENT ORDER OR ANY OTHER FORM OR TYPE OF CONFIDENTIAL OR PROPRIETARY INFORMATION.

   I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE PROPOSED TRADE.

   I UNDERSTAND THAT IF APPROVAL IS GRANTED, THE TRANSACTION MUST BE PLACED WITHIN 24 HOURS OF SUCH APPROVAL AND EXECUTED WITHIN THE ALLOWED TIME-PERIOD OR I WILL SUBMIT A NEW REQUEST.

--------------------------------------------------------------------------------

   For your reference, the persons on the `FC - Personal Trading' distribution list include:

Kevin McElveen (kevin.mcelveen@macquarie.com)
Gus Wong (gus.wong@macquarie.com)
Kia Oboudiyat (Kia.Oboudiyat@macquarie.com)
Alexandra D'Acosta (Alexandra.DAcosta@macquarie.com)
Jacqueline Oliveira (Jacqueline.oliveira@macquarie.com)
Brett Byrd (brett.byrd@fccm.com)
Karen Richards (karen.richards@fccm.com)

--------------------------------------------------------------------------------

      REMINDER - EVERY EMPLOYEE MUST WAIT UNTIL THEY RECEIVE CLEARANCE FROM
                 MACQUARIE BEFORE EXECUTING THEIR TRANSACTION,
  AND CLEARANCE FOR PLACING THE TRADE IS EFFECTIVE FOR 24 HOURS AFTER APPROVAL.

--------------------------------------------------------------------------------

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